Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253290-02 on Form S-3 of our report dated February 18, 2022, relating to the financial statements of Louisville Gas and Electric Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

February 18, 2022